KINGSWAY ANNOUNCES THIRD QUARTER 2015 RESULTS

Toronto, Ontario (October 23, 2015) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the third quarter and nine months ended September 30, 2015. All amounts are in U.S. dollars unless indicated otherwise.

Management Comments
Larry G. Swets, Jr., President and Chief Executive Officer, stated, “During the third quarter we continued to gradually lower our legacy holding company expenses and manage our operating businesses more effectively. We were pleased to report higher net premiums earned from our non-standard automobile business, and continue to manage the business to report incremental gains over the long-term. Our operating results for the period were a continuation of this strategy. In addition, we reported increases in our net investment income that have helped to both grow our book value in 2015 and present an attractive yield to shareholders.”

Mr. Swets continued, “We are also concentrating more effort to seeking opportunities in which to leverage our improved balance sheet and significant deferred tax asset using our expertise of creating value.”

Operating Results
The Company reported net loss attributable to common shareholders of $0.9 million, or $0.05 per diluted share, in the third quarter of 2015, compared to a net loss attributable to common shareholders of $7.0 million, or $0.41 per diluted share, in the third quarter of 2014.

For the nine months ended September 30, 2015, Kingsway reported net income attributable to common shareholders of $3.1 million, or $0.15 per diluted share, compared to a net loss attributable to common shareholders of $13.7 million, or $0.82 per diluted share, in the prior year period.

Following are highlights of Kingsway’s third quarter 2015 results. Operating (loss) income reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating loss was $1.8 million for the third quarter of 2015 compared to $1.9 million for the third quarter of 2014.

◦	Insurance Underwriting segment operating loss was $0.2 million for the third quarter of 2015 compared to $0.5 million for the third quarter of 2014.

◦	Insurance Services segment operating loss was $0.2 million for the third quarter of 2015 compared to income of $0.4 million for the third quarter of 2014.

◦	Net investment income of $0.8 million was reported in the third quarter of 2015 compared to $0.5 million in the third quarter of 2014.

◦	Net realized gains of $0.1 million were reported in the third quarter of 2015 compared to $0.3 million in the third quarter of 2014.

◦	Other operating income and expense was a net expense of $2.3 million in the third quarter of 2015 compared to $2.6 million in the third quarter of 2014.

•	Adjusted operating income was $0.1 million in the third quarter of 2015 compared to $0.7 million in the third quarter of 2014.

•
Book value increased to $2.31 per share at September 30, 2015 from $2.12 per share at December 31, 2014. The Company also carries a valuation allowance, in the amount of $14.47 per share at September 30, 2015, against the deferred tax asset, primarily related to its loss carryforwards.

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Net premiums earned	$29,197	$28,418	$88,427	$89,093
Service fee and commission income	6,184	6,949	17,430	19,040
Net investment income	791	542	2,632	1,296
Net realized gains	83	329	136	5,459
Other-than-temporary impairment loss	—	—	(10)	—
Other income	2,303	2,369	13,174	6,929
Total revenues	38,558	38,607	121,789	121,817
Operating expenses:
Loss and loss adjustment expenses	22,914	22,361	69,054	65,216
Commissions and premium taxes	5,653	5,738	17,199	17,823
Cost of services sold	1,408	1,544	3,129	3,337
General and administrative expenses	9,997	10,206	31,748	33,196
Amortization of intangible assets	307	397	937	1,220
Contingent consideration expense	110	267	364	801
Impairment of asset held for sale	—	—	—	1,180
Total operating expenses	40,389	40,513	122,431	122,773
Operating loss	(1,831)	(1,906)	(642)	(956)
Other (revenues) expenses, net:
Interest expense	1,248	1,417	4,053	4,214
Foreign exchange losses, net	58	230	1,210	271
(Gain) loss on change in fair value of debt	(2,458)	2,963	(1,491)	10,199
Loss on disposal of subsidiary	—	—	—	1,242
Loss on deconsolidation of subsidiary	—	—	4,420	—
Equity in net loss of investee	192	83	399	83
Total other (revenues) expenses, net	(960)	4,693	8,591	16,009
Loss from continuing operations before income tax expense (benefit)	(871)	(6,599)	(9,233)	(16,965)
Income tax expense (benefit)	23	28	79	(971)
Loss from continuing operations	(894)	(6,627)	(9,312)	(15,994)
Income from discontinued operations, net of taxes	—	532	1,426	3,419
Gain on disposal of discontinued operations, net of taxes	—	—	11,259	—
Net (loss) income	(894)	(6,095)	3,373	(12,575)
Less: net (loss) income attributable to noncontrolling interests in consolidated subsidiaries	(86)	778	74	873
Less: dividends on preferred stock	83	83	246	218
Net (loss) income attributable to common shareholders	$(891)	$(6,956)	$3,053	$(13,666)
Loss per share - continuing operations:
Basic:	$(0.05)	$(0.44)	$(0.49)	$(1.03)
Diluted:	$(0.05)	$(0.44)	$(0.49)	$(1.03)
Earnings per share - discontinued operations:
Basic:	$—	$0.03	$0.64	$0.21
Diluted:	$—	$0.03	$0.64	$0.21
(Loss) earnings per share – net (loss) income attributable to common shareholders:
Basic:	$(0.05)	$(0.41)	$0.15	$(0.82)
Diluted:	$(0.05)	$(0.41)	$0.15	$(0.82)
Weighted average shares outstanding (in ‘000s):
Basic:	19,710	16,993	19,710	16,620
Diluted:	19,710	16,993	19,710	16,620

Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $59,366 and $56,000, respectively)	$59,764	$56,195
Equity investments, at fair value (cost of $24,666 and $16,579, respectively)	25,296	19,618
Limited liability investments	15,377	7,294
Other investments, at cost which approximates fair value	4,102	3,576
Short-term investments, at cost which approximates fair value	400	400
Total investments	104,939	87,083
Cash and cash equivalents	75,785	71,234
Investment in investee	1,712	2,115
Accrued investment income	856	141
Premiums receivable, net of allowance for doubtful accounts of $258 and $1,889, respectively	30,052	28,885
Service fee receivable, net of allowance for doubtful accounts of $269 and $247, respectively	1,388	964
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	5,815	5,145
Reinsurance recoverable	1,687	3,652
Prepaid reinsurance premiums	49	8
Deferred acquisition costs, net	12,541	12,197
Income taxes recoverable	56	74
Property and equipment, net of accumulated depreciation of $12,399 and $15,751, respectively	5,687	5,975
Goodwill	10,078	10,078
Intangible assets, net of accumulated amortization of $5,702 and $4,765, respectively	15,043	15,980
Other assets	3,180	3,638
Assets held for sale	—	54,553
Total Assets	$268,868	$301,722
Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$55,438	$63,895
Vehicle service agreements	2,975	2,975
Total unpaid loss and loss adjustment expenses	58,413	66,870
Unearned premiums	37,752	36,432
Reinsurance payable	452	525
LROC preferred units, at fair value	—	13,618
Subordinated debt, at fair value	39,865	40,659
Deferred income tax liability	2,902	2,837
Deferred service fees	34,733	35,096
Accrued expenses and other liabilities	42,823	35,836
Liabilities held for sale	—	21,653
Total Liabilities	216,940	253,526

Class A preferred stock, no par value; unlimited number authorized; 262,876 and 262,876 issued and outstanding at September 30, 2015 and December 31, 2014, respectively; redemption amount of $6,572	6,386	6,330

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 19,709,706 and 19,709,706 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	341,443	340,844
Accumulated deficit	(306,655)	(312,050)
Accumulated other comprehensive income	9,090	8,670
Shareholders' equity attributable to common shareholders	43,878	37,464
Noncontrolling interests in consolidated subsidiaries	1,664	4,402
Total Shareholders' Equity	45,542	41,866
Total Liabilities and Shareholders' Equity	$268,868	$301,722

Non-U.S. GAAP Financial Measures
Segment Operating (Loss) Income

Segment operating (loss) income represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating Income

Adjusted operating income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating income is comprised of segment operating (loss) income as well as net investment income, net realized gains, other-than-temporary impairment loss, equity in net loss of investee and net revenues of 1347 Advisors. A reconciliation of segment operating (loss) income and adjusted operating income to net (loss) income for the three and nine months ended September 30, 2015 and 2014 is presented below:

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Segment operating (loss) income	$(401)	$(86)	$(847)	$111
Net investment income	791	542	2,632	1,296
Net realized gains	83	329	136	5,459
Other-than-temporary impairment loss	—	—	(10)	—
Equity in net loss from investee	(192)	(83)	(399)	(83)
Revenues of 1347 Advisors, net of related outside professional and advisory expenses	(133)	21	5,806	24
Adjusted operating income	148	723	7,318	6,807
Corporate operating expenses and other (1)	(1,754)	(2,048)	(7,058)	(6,982)
Amortization of intangible assets	(307)	(397)	(937)	(1,220)
Contingent consideration expense	(110)	(267)	(364)	(801)
Impairment of asset held for sale	—	—	—	(1,180)
Interest expense	(1,248)	(1,417)	(4,053)	(4,214)
Foreign exchange gains (losses), net	(58)	(230)	(1,210)	(271)
Gain (loss) on change in fair value of debt	2,458	(2,963)	1,491	(10,199)
Loss on disposal of subsidiary	—	—	—	(1,242)
Loss on deconsolidation of subsidiary	—	—	(4,420)	—
Income from disposed subsidiary	—	—	—	2,337
Loss from continuing operations before income tax (expense) benefit	(871)	(6,599)	(9,233)	(16,965)
Income tax (expense) benefit	(23)	(28)	(79)	971
Loss from continuing operations	(894)	(6,627)	(9,312)	(15,994)
Income from discontinued operations, net of taxes	—	532	1,426	3,419
Gain on disposal of discontinued operations, net of taxes	—	—	11,259	—
Net (loss) income	$(894)	$(6,095)	$3,373	$(12,575)

(1)	Corporate operating expenses and other includes corporate operating expenses, stock-based compensation expense and non-cash expenses related to the consolidation of KLROC Trust.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2014 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2014 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kfs2014.